UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

DUBLI, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation
On April 23, 2013, the Company entered into a loan agreement with Michael Hansen, the Company’s CEO and controlling shareholder. The unsecured promissory note is for a maximum of $1 million which may be drawn as needed by the Company. Interest accrues at 3% beginning May 1, 2013, and all principal and accrued interest is due and payable in full on September 30, 2013.
As of April 23, 2013, the Company has borrowed $300,000 under the note.
The foregoing description of the loan agreement does not purport to be complete and is qualified in its entirety by reference to the document attached hereto as an Exhibit, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibits

Number Description

10.1    Loan Agreement dated April 23, 2013 between DubLi, Inc. and Michael Hansen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: April 23, 2012
By: /s/ Michael Hansen
Michael Hansen
Chief Executive Officer